Exhibit 99(a)



                          FORM 11-K


                        UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934


For the year ended       December 31, 1996
                   ------------------------------------


                             OR

[ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934


For the transition period from             to
                               -----------    ---------


Commission file number       33-50134
                       --------------------------------




          THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
                  (Full title of the Plan)




                 PHILLIPS PETROLEUM COMPANY
               (Name of issuer of securities)




        Bartlesville, Oklahoma                 74004
(Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements
    --------------------

Financial statements of the Thrift Plan of Phillips Petroleum
Company, filed as a part of this annual report, are listed in the accompanying index.

(b) Exhibits
    --------

Exhibit 1  Consent of Ernst & Young LLP


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Thrift Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THRIFT PLAN OF
                                 PHILLIPS PETROLEUM COMPANY



                                 /s/ Jacqueline K. Wagner
                               ---------------------------------
                                     Jacqueline K. Wagner
                                            Member
                                    Thrift Plan Committee


June 25, 1997

-----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company

                                                             Page

Report of Independent Auditors ..............................  3

Financial Statements

  Statements of Net Assets Available for Benefits at December 31, 1996 and 1995

      Total Plan ............................................  4
      Fund A (Bond Index Fund) ..............................  6
      Funds B and C (Phillips Stock Fund) ...................  8
      Fund D (Investment Contracts Fund)--Deposit
        Administration Account .............................. 10
      Fund D (Investment Contracts Fund)--Deferred
        Settlement Account .................................. 12
      Fund E (S&P 500 Fund) ................................. 14
      Fund F (Money Market Fund) ............................ 16
      Loan Fund ............................................. 18
      Temporary Investment Fund ............................. 20

  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1996, 1995 and 1994

      Total Plan ............................................  5
      Fund A (Bond Index Fund) ..............................  7
      Funds B and C (Phillips Stock Fund) ...................  9
      Fund D (Investment Contracts Fund)--Deposit
        Administration Account .............................. 11
      Fund D (Investment Contracts Fund)--Deferred
        Settlement Account .................................. 13
      Fund E (S&P 500 Fund) ................................. 15
      Fund F (Money Market Fund) ............................ 17
      Loan Fund ............................................. 19
      Temporary Investment Fund.............................. 21

  Notes to Financial Statements ............................. 22

Supplemental Schedules

  Schedule of Assets Held for Investment Purposes
    at December 31, 1996, Line 27(a) ........................ 32

  Schedule of Reportable Transactions for the Year
    Ended December 31, 1996, Line 27(d)--Series
    of Transactions ......................................... 33

  Schedule of Reportable Transactions for the Year
    Ended December 31, 1996, Line 27(d)--Individual
    Transactions ............................................ 34

-----------------------------------------------------------------
Report Of Independent Auditors


The Thrift Plan Committee
Thrift Plan of Phillips Petroleum Company

We have audited the accompanying statement of net assets available for benefits of the Thrift Plan of Phillips Petroleum Company
(Plan) as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Thrift Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1996, and reportable transactions for the year ended December 31, 1996, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information presented on pages 6 through 21 listed in the accompanying index to financial statements and schedules is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                 /s/ Ernst & Young LLP

Tulsa, Oklahoma                      ERNST & YOUNG LLP
June 25, 1997

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
At December 31                                 1996          1995
                                         ------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                         $  797,584       704,705
  Insurance contracts                       155,955       285,462
  Vanguard Money Market Reserves-
    Prime Portfolio                         158,914             -
  Vanguard Index Trust 500 Portfolio        114,578             -
  Vanguard Bond Index-Total Bond
    Market Portfolio                         74,837             -
  BT Pyramid Government Securities
    Cash Fund                                     -         9,356
  BT Pyramid Large Capitalization
    Equity Index Fund                             -        71,911
  Barclays Global Investors
    Government/Corporate
    Bond Index Fund E                             -        74,816
  BT Pyramid Discretionary Cash Fund              -        66,264
  Loans to Plan participants                 21,024        18,868
-----------------------------------------------------------------
                                          1,322,892     1,231,382
Cash                                              -             1
Contributions Receivable                        694           568
Employee Deposits Receivable                    104           204
Loan Repayments Receivable                      106            73
Dividends Receivable                             55             -
Interest Receivable                               -         1,446
Securities Sold                                   -         1,241
-----------------------------------------------------------------
Total Assets                              1,323,851     1,234,915
-----------------------------------------------------------------

Net Assets Available for Benefits        $1,323,851     1,234,915
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31              1996        1995        1994
                               ----------------------------------

Additions
Contributions and Deposits
  Company contributions
    Matching                   $    5,604       5,742       5,854
    Before-tax deposits            18,840      17,601      17,313
  Employee deposits                15,697      15,865      16,429
-----------------------------------------------------------------
                                   40,141      39,208      39,596
-----------------------------------------------------------------

Investment Income
  Dividends                        33,925      24,471      24,213
  Interest
    Participant loans               1,355       1,179         919
    Other                          18,911      30,530      33,492
  Net appreciation                209,634      60,994      82,085
-----------------------------------------------------------------
                                  263,825     117,174     140,709
-----------------------------------------------------------------

Total Additions                   303,966     156,382     180,305
-----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash                          167,282     109,754     123,967
    Phillips Petroleum Company
      common stock                 47,426      39,221      45,868
Forfeitures                             -          12           2
Administrative Expense                316         404         452
Interest Expense                        6          19          43
-----------------------------------------------------------------
Total Deductions                  215,030     149,410     170,332
-----------------------------------------------------------------

Net Increase                       88,936       6,972       9,973

Net Assets Available for
  Benefits
Beginning of Year               1,234,915   1,227,943   1,217,970
-----------------------------------------------------------------

End of Year                    $1,323,851   1,234,915   1,227,943
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND A
                                                 (Bond Index Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                              1996             1995
                                         ------------------------

Assets
Investments
  Vanguard Bond Index-Total Bond
      Market Portfolio                   $74,837                -
  Barclays Global Investors
    Government/Corporate
    Bond Index Fund E                          -           74,816
Due from Temporary Investment Fund           116              107
Cash                                           -                1
-----------------------------------------------------------------
Total Assets                              74,953           74,924
-----------------------------------------------------------------

Net Assets Available for Benefits        $74,953           74,924
=================================================================


Number of Units                        7,617,326        6,156,676
Unit Value                               $9.8398          12.1696
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND A
                                                 (Bond Index Fund)


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31           1996          1995         1994
                               ----------------------------------

Additions
Investment Income
  Interest                     $     1             2            2
  Dividends                      3,191             -            -
  Net appreciation
    (depreciation)              (1,157)       12,772       (3,127)
-----------------------------------------------------------------
                                 2,035        12,774       (3,125)
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                1,132         1,117        1,333
-----------------------------------------------------------------
Total Additions                  3,167        13,891       (1,792)
-----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  9,268         7,591        9,561
Administrative Expense              73            68          124
-----------------------------------------------------------------
Total Deductions                 9,341         7,659        9,685
-----------------------------------------------------------------

Interfund Transfers              6,203        (2,142)      (8,410)
-----------------------------------------------------------------

Net Increase (Decrease)             29         4,090      (19,887)

Net Assets Available for
  Benefits
Beginning of Year               74,924        70,834       90,721
-----------------------------------------------------------------

End of Year                    $74,953        74,924       70,834
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                    FUNDS B and C
                                             (Phillips Stock Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1996            1995
                                         ------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                         $797,584         704,705
 Vanguard Money Market Reserves-
    Prime Portfolio                           993               -
 BT Pyramid Government Securities
    Cash Fund                                   -           6,020
-----------------------------------------------------------------
                                          798,577         710,725
Due from Temporary Investment Fund          2,826           2,523
Contributions Receivable                      487             452
Interest Receivable                             -              54
Securities Sold                                 -           1,241
-----------------------------------------------------------------
Total Assets                              801,890         714,995
-----------------------------------------------------------------

Net Assets Available for Benefits        $801,890         714,995
=================================================================


Number of Units                         8,246,509       9,510,541
Unit Value                               $97.2399         75.1792
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                    FUNDS B and C
                                             (Phillips Stock Fund)


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1996         1995         1994
                               ----------------------------------

Additions
Investment Income
  Dividends                    $ 23,461       24,471       24,213
  Interest                          324          702          434
  Net appreciation              193,528       29,404       84,226
-----------------------------------------------------------------
                                217,313       54,577      108,873
Matching Company
  Contributions                   5,604        5,742        5,854
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                26,976       26,050       25,932
-----------------------------------------------------------------
Total Additions                 249,893       86,369      140,659
-----------------------------------------------------------------

Deductions
Distributions to Participants
  or Their Beneficiaries
    Cash                         42,452       30,076       42,687
    Phillips Petroleum Company
      common stock               47,426       39,221       45,868
Forfeitures                           -           12            2
Administrative Expense              109          122          119
Interest Expense                      6           19           43
-----------------------------------------------------------------
Total Deductions                 89,993       69,450       88,719
-----------------------------------------------------------------

Interfund Transfers             (73,005)       5,337      (11,161)
-----------------------------------------------------------------

Net Increase                     86,895       22,256       40,779

Net Assets Available for
  Benefits
Beginning of Year               714,995      692,739      651,960
-----------------------------------------------------------------
End of Year                    $801,890      714,995      692,739
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                FUND D (Investment Contracts Fund)
                                   DEPOSIT ADMINISTRATION ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1996            1995
                                         ------------------------

Assets
Investments
  Insurance contracts
    Travelers Insurance Company,
      Group Annuity Contract GR-15505    $      -         127,316
    Continental Assurance Company,
      Group Annuity, Contract GP-12692     67,098          67,946
      Group Annuity, Contract GP-12787     23,656          23,537
    Provident National Assurance,
      Group Annuity, Contract GC-05048     64,731          66,060
-----------------------------------------------------------------
                                          155,485         284,859
Interest Receivable                             -           1,041
-----------------------------------------------------------------
Total Assets                              155,485         285,900
-----------------------------------------------------------------

Net Assets Available for Benefits        $155,485         285,900
=================================================================


Number of Units                                (A)             (A)
Unit Values                                    (A)             (A)
-----------------------------------------------------------------
(A) See Note 6.
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                FUND D (Investment Contracts Fund)
                                   DEPOSIT ADMINISTRATION ACCOUNT


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31             1996        1995         1994
                               ----------------------------------

Additions
Investment Income
    Interest                   $  17,140      25,576       30,956
-----------------------------------------------------------------
Total Additions                   17,140      25,576       30,956
-----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                   60,681      52,263       51,376
Administrative Expense                28          75           97
-----------------------------------------------------------------
Total Deductions                  60,709      52,338       51,473
-----------------------------------------------------------------

Interfund Transfers              (86,846)    (20,541)     (48,168)
-----------------------------------------------------------------

Net Decrease                    (130,415)    (47,303)     (68,685)

Net Assets Available for
  Benefits
Beginning of Year                285,900     333,203      401,888
-----------------------------------------------------------------

End of Year                    $ 155,485     285,900      333,203
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                FUND D (Investment Contracts Fund)
                                      DEFERRED SETTLEMENT ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
At December 31                           1996                1995
                                         ------------------------

Assets
Investments
  Insurance contract                     $470                 603
-----------------------------------------------------------------
Total Assets                              470                 603
-----------------------------------------------------------------

Net Assets Available for Benefits        $470                 603
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                FUND D (Investment Contracts Fund)
                                      DEFERRED SETTLEMENT ACCOUNT


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31         1996          1995           1994
                               ----------------------------------

Additions
Investment Income
  Interest                     $  44            66            118
-----------------------------------------------------------------
Total Additions                   44            66            118
-----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  177           307            507
-----------------------------------------------------------------
Total Deductions                 177           307            507
-----------------------------------------------------------------

Net Decrease                    (133)         (241)          (389)

Net Assets Available for
  Benefits
Beginning of Year                603           844          1,233
-----------------------------------------------------------------

End of Year                    $ 470           603            844
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND E
                                                    (S&P 500 Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1996            1995
                                         ------------------------

Assets
Investments
  Vanguard Index Trust 500 Portfolio     $114,578               -
  BT Pyramid Large Capitalization
    Equity Index Fund                           -          71,911
Due From Temporary Investment Fund            457             358
-----------------------------------------------------------------
Total Assets                              115,035          72,269
-----------------------------------------------------------------

Net Assets Available for Benefits        $115,035          72,269
=================================================================


Number of Units                         1,663,309      46,684,257
Unit Value                               $69.1603          1.5480
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND E
                                                    (S&P 500 Fund)


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1996         1995         1994
                               ----------------------------------

Additions
Investment Income
  Dividends                    $  2,035            -            -
  Net appreciation               17,263       18,818          986
-----------------------------------------------------------------
                                 19,298       18,818          986
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 4,185        3,698        3,818
-----------------------------------------------------------------
Total Additions                  23,483       22,516        4,804
-----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  10,320        5,377        3,928
Administrative Expense               39           23           73
-----------------------------------------------------------------
Total Deductions                 10,359        5,400        4,001
-----------------------------------------------------------------

Interfund Transfers              29,642        3,292       13,118
-----------------------------------------------------------------

Net Increase                     42,766       20,408       13,921

Net Assets Available for
  Benefits
Beginning of Year                72,269       51,861       37,940
-----------------------------------------------------------------

End of Year                    $115,035       72,269       51,861
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND F
                                               (Money Market Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1996            1995
                                         ------------------------

Assets
Investments
  Vanguard Money Market Reserves-
    Prime Portfolio                      $154,203               -
  BT Pyramid Discretionary Cash Fund            -          66,264
Due from Temporary Investment Fund            238             259
Interest Receivable                             -             337
-----------------------------------------------------------------
Total Assets                              154,441          66,860
-----------------------------------------------------------------

Net Assets Available for Benefits        $154,441          66,860
=================================================================


Number of Units                       154,440,044      59,671,680
Unit Value                                 $1.000          1.1205
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND F
                                               (Money Market Fund)


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1996         1995         1994
                               ----------------------------------

Additions
Investment Income
  Dividends                    $  5,094            -            -
  Interest                        1,336        4,015        1,867
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 2,454        2,770        2,773
-----------------------------------------------------------------
Total Additions                   8,884        6,785        4,640
-----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  43,654       13,420       15,426
Administrative Expense               67          116           39
-----------------------------------------------------------------
Total Deductions                 43,721       13,536       15,465
-----------------------------------------------------------------

Interfund Transfers             122,418       13,290       51,075
-----------------------------------------------------------------

Net Increase                     87,581        6,539       40,250

Net Assets Available for
  Benefits
Beginning of Year                66,860       60,321       20,071
-----------------------------------------------------------------

End of Year                    $154,441       66,860       60,321
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                        LOAN FUND


                                           Thousands of Dollars
                                         ------------------------
At December 31                              1996             1995
                                         ------------------------
Assets
Investments
  Loans to participants                  $21,024           18,868
Due from Temporary Investment Fund           553              496
-----------------------------------------------------------------
Total Assets                              21,577           19,364
-----------------------------------------------------------------

Net Assets Available for Benefits        $21,577           19,364
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                        LOAN FUND


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31           1996          1995         1994
                               ----------------------------------

Additions
Interest--Participant Loans    $ 1,355         1,179          919
-----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                    730           720          482
Loan Repayments from Plan
  Participants                   9,368         7,867        5,934
-----------------------------------------------------------------
Total Deductions                10,098         8,587        6,416
-----------------------------------------------------------------

Interfund Transfers             10,956         8,631        9,481
-----------------------------------------------------------------

Net Increase                     2,213         1,223        3,984

Net Assets Available for
  Benefits
Beginning of Year               19,364        18,141       14,157
-----------------------------------------------------------------

End of Year                    $21,577        19,364       18,141
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                           Thousands of Dollars
                                         ------------------------
At December 31                             1996              1995
                                         ------------------------

Assets
Investments
  Vanguard Money Market Reserves-
    Prime Portfolio                      $3,718                 -
  BT Pyramid Government Securities
    Cash Fund                                 -             3,336
Contributions Receivable                    207               116
Employee Deposits Receivable                104               204
Loan Repayments Receivable                  106                73
Dividends Receivable                         55                 -
Interest Receivable                           -                14
-----------------------------------------------------------------
Total Assets                              4,190             3,743
-----------------------------------------------------------------

Liabilities
Due to Fund A                               116               107
Due to Fund B                             2,826             2,523
Due to Fund E                               457               358
Due to Fund F                               238               259
Due to Loan Fund                            553               496
-----------------------------------------------------------------
Total Liabilities                         4,190             3,743
-----------------------------------------------------------------

Net Assets Available for Benefits        $    -                 -
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1996         1995         1994
                               ----------------------------------

Additions
Contributions and Deposits
  Company contributions--
    before-tax deposits         $18,840       17,601       17,313
  Employee deposits              15,697       15,865       16,429
  Loan repayments from
    Plan participants             9,368        7,867        5,934
-----------------------------------------------------------------
                                 43,905       41,333       39,676

Investment Income
  Dividends                         147            -            -
  Interest                           63          169          115
-----------------------------------------------------------------
Total Additions                  44,115       41,502       39,791
-----------------------------------------------------------------

Deductions
Allocation of Deposits and
  Earnings                       34,747       33,635       33,856
-----------------------------------------------------------------

Interfund Transfers              (9,368)      (7,867)      (5,935)

Net Increase                          -            -            -

Net Assets Available for
Benefits
Beginning of Year                     -            -            -
-----------------------------------------------------------------

End of Year                     $     -            -            -
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Notes To Financial Statements             Thrift Plan Of Phillips
                                                Petroleum Company

Note 1--Plan Description

The following description of the Thrift Plan of Phillips
Petroleum Company (Plan) is subject to and qualified by the more complete information appearing in the Plan document.

The Plan is a defined contribution plan available to certain employees of Phillips Petroleum Company and participating subsidiaries (Company). Generally, any person on the direct U.S.
dollar payroll of the Company is eligible to participate.
Non-managerial retail outlet marketing employees and certain other employee classifications are not eligible.

Effective at the close of business on December 31, 1995, the Trustee for Funds B and C, which were invested primarily in common stock of the Company, was changed from Bankers Trust Company (Bankers) to Vanguard Fiduciary Trust Company (Vanguard). Bankers continued to serve as custodian for those funds until June 28, 1996, when Vanguard became custodian. Effective July 1, 1996, Vanguard began providing recordkeeping, participant accounting, and tax reporting services for the Plan, and became Trustee for all funds except Fund D. Effective June 1, 1996, Phillips Petroleum Company became contractholder for all Fund D insurance contracts. This change in contractholder did not affect participant benefits. Vanguard does provide recordkeeping services for Fund D as part of the recordkeeping services provided to the Plan. Funds A, E, F and the Temporary Investment Fund were transferred to Vanguard for investment management effective May 1, 1996. With Vanguard as Trustee, participants are permitted to make transfers between investment funds on any valuation date (each day the New York Stock Exchange is open for business). Before the change of Trustee, transfers between investment funds were permitted only on a monthly basis.

Under the new trust agreement with Vanguard, assets of Fund A, also known as the Vanguard Bond Index - Total Bond Market Portfolio Fund (Bond Index Fund), formerly invested in the Wells Fargo Government/Corporate Bond Index Fund E, managed by Barclays Global Investors (BGI), are now invested in the Vanguard Bond Index - Total Bond Market Portfolio. Assets of Funds B and C are now invested in the Phillips Stock Fund which is a single investment fund consisting of two separate accounts. The Phillips Stock Fund is invested only in the common stock of the Company and holds cash reserves as determined by the Trustee. Assets of Fund D, also known as the Investment Contracts Fund, are invested in contracts guaranteed by insurance companies as to both principal and interest. Fund D consists of the Deposit Administration Account and the Deferred Settlement Account.

Assets of Fund E, also known as the Vanguard Index Trust 500 Portfolio Fund (S&P 500 Fund), formerly invested in the Bankers Trust Pyramid Large Capitalization Equity Index Fund, are now invested in the Vanguard Index Trust 500 Portfolio. Assets of Fund F, also known as the Vanguard Money Market Reserves - Prime Portfolio Fund (Money Market Fund), formerly invested in the Bankers Trust Discretionary Cash Fund, are now invested in the Vanguard Money Market Reserves - Prime Portfolio. Assets of the Temporary Investment Fund, formerly invested in the Bankers Trust Pyramid Government Securities Cash Fund, are now invested in the Vanguard Money Market Reserves - Prime Portfolio.

Vanguard reports all mutual fund investment income as dividends. These dividends may be any type of income, including interest. The income is divided by the total number of units held in each mutual fund. Then the additional units are credited by Vanguard to the investment funds of the Plan. This differs from Bankers and BGI where interest was earned on cash accounts and share values of the commingled funds would increase as a result of income earned, increasing Plan per-unit amounts, not the number of units in the investment funds. Hence, unit values in 1996 did not fluctuate as much as they did in earlier years. Because of this change in method and the fact that the funds were invested in new investment vehicles at Vanguard, the number of units and the unit values in the statements for Funds A, E, and F are not comparable for 1996 and 1995.

The dividends reported for the Phillips Stock Fund are the dividends on Company stock, as they have been reported historically.

Participants may have up to 15 percent of their pay deposited in the Plan each month. The first 5 percent is designated as regular deposits with any excess being designated as supplemental deposits. Deposits may be further designated by a participant as before-tax or after-tax deposits. Before-tax deposits are made by the Company on behalf of a participant who has elected the before-tax feature of the Plan, voluntarily reducing his salary by a corresponding amount. Total deposit amounts and allocation of deposits between after-tax and before-tax accounts are subject to limitations imposed by the Internal Revenue Code. Participants may change their investment direction and deposit rate semiannually during designated enrollment periods. Employee deposits may be suspended in certain circumstances.

The Company contributes an amount equal to 25 percent of an employee's regular deposits made to the Phillips Stock Fund--
Fund B account and 15 percent of regular deposits made to any other investment fund.

Employee and before-tax deposits and loan repayments are first placed into the Temporary Investment Fund and remain there until the valuation date on or about the 20th day of the following month. Employee and before-tax deposits are paid into the respective investment funds in accordance with the allocation directions of participants. Loan repayments are transferred to the Loan Fund and then are generally allocated to Funds A, B, E or F based on a participant's regular deposits investment allocation, except that funds borrowed from Fund C are repaid only to Fund C. Interest earned on deposits and loan repayments while in the Temporary Investment Fund are credited quarterly in the same manner to each participant who still maintains an account in the Plan and who made deposits or loan repayments during the quarter. The allocation of earnings shall be made to each Participant in the proportion to which his deposits or loan repayments bears to all deposits or loan repayments during the period for which such interest was earned. Employee deposits and earnings are paid into Funds A, B, E or F as directed by the participant. After
June 30, 1993, Fund D (investment contracts which guarantee repayment of principal invested and a fixed rate of interest) no longer accepted deposits. Company matching contributions are invested in the Phillips Stock Fund--Fund C account. The Loan
Fund is used to record transactions resulting from loans made to active employees against their accounts. Except for the Temporary Investment Fund and the Loan Fund, the interests of participants in each fund are represented by units allocated to them.

Effective July 1, 1996 (when Vanguard became Trustee), the Plan provides for daily transfers among funds; however, plan participants may not direct transfers to Fund C, the Loan Fund, or the Temporary Investment Fund. A participant may make unlimited transfers of any dollar amount, whole percentages or mutual fund shares to or from Investment Funds A, E or F on any valuation date. A participant may direct the transfer of any dollar amount, whole percentages or units of the Phillips Stock Fund to or from his Fund B account to or from Funds A, E, or F on any valuation date. The participant must wait 10 calendar days to make another transfer involving Fund B. Transfers to Fund D were permitted only in certain circumstances until June 15, 1993, but transfers were not allowed out of Fund D after January 15, 1993.

Effective July 1, 1995, a participant is vested at all times with respect to his deposits and his interest in Company contributions. Upon a Participant's termination of employment, prior to July 1, 1995, that portion of his interest in the Plan resulting from contributions that were not vested at termination were forfeited. Forfeitures arising from non-vested withdrawals were used to reduce future Company contributions.

Prior to January 1, 1996, generally a participant could, as of any valuation date, withdraw any portion of his vested interest in his after-tax account. Effective January 1, 1996, Company contributions made after December 31, 1995, may not be withdrawn until 24 months after they are contributed unless the participant has been in the Plan for at least five years or becomes eligible to withdraw, for reasons other than a specified financial hardship, his interest in the before-tax account. A participant may not withdraw his interest in his before-tax account unless he is at least age 59 1/2, experiences a specified financial hardship, becomes totally and permanently disabled, or separates from service. Upon death of a participant, the beneficiary may withdraw the participant's before-tax account balance.

Distributions occur upon separation from service, but may be deferred. For a participant who retires or becomes totally disabled, distribution will be deferred to a date not later than the first valuation date of February of the year after the year age 70 1/2 is attained. If the participant dies, distribution to a surviving spouse beneficiary will be deferred to the first valuation date of the second month preceding the month in which the participant would have attained age 70 1/2. This deferral is revocable by the participant or the surviving spouse. Distributions to non-spouse beneficiaries may be deferred approximately five years. Distributions are based on the valuation of the participant's interest in the trust fund. Available forms of distribution are:

     (a)     from Funds A, D, E or F in cash;

     (b) from Funds B and C in whole shares of common stock and/or cash;

     (c) with respect to a participant who retires under a Company retirement plan or a beneficiary spouse of a participant in the event of an active employee participant's death, in the form of an irrevocable non-transferable monthly annuity purchased with a specified dollar amount of the participant's interest in the Plan; and

     (d) with respect to a participant who retired under a Company retirement plan before July 1, 1992, and who timely elected a deferred settlement option--monthly, quarterly or annual payments irrevocably elected from his interest in Fund D--commencing at retirement with, at the participant's direction, a designated life-interest beneficiary to receive any unpaid scheduled payments following the participant's death.

A participant may elect a direct rollover of the taxable portion of most distributions to an Individual Retirement Account or another tax-qualified plan. The taxable portion of any such distribution that is not rolled over directly will be subject to 20 percent federal withholding.

The Plan is administered by a Thrift Plan Committee, the members of which are appointed by the Board of Directors of Phillips Petroleum Company. The Plan Financial Administrator and Plan Benefits Administrator are the persons who occupy, respectively, the Phillips Petroleum Company positions of Treasurer and Compensation and Benefits Manager. Members of the Committee and the Plan Administrators serve without compensation, but are reimbursed by the Company for necessary expenditures incurred in the discharge of their duties.

The Plan pays all reasonable expenses necessary for the operation of the Plan, unless such expenses are paid by the Company. The Company pays only the Trustee's recordkeeping and accounting fees and the class year contract administration fees of .15 percent of the funds invested in the insured contracts in Fund D.

The Company intends to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time. In the event of termination of the Plan, participants and beneficiaries of deceased participants will receive, within a reasonable time, any funds in their accounts as of the date of the termination.


Note 2--Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.


Note 3--Investments

All securities are valued at their quoted market price or, with respect to units of participation in commingled funds, redemption value. Insurance contracts are valued pursuant to their terms; the value, which approximates fair value, represents fund deposits plus interest credited, less distributions. Participant loans are valued at cost, which approximates fair value.

Note 4--Contributions Receivable

Contributions receivable at December 31 included the following:

                                             Thousands of Dollars
                                             --------------------
                                             1996            1995
                                             --------------------
Receivable from the Company for
  Matching contributions                     $487             452
  Before-tax deposits                         207             116
-----------------------------------------------------------------
                                             $694             568
=================================================================


Note 5--Insurance Contracts

A breakdown of the average yields and crediting interest rates for the insurance contracts by Class Year included in Fund D follows:

                                                                   Crediting
                                                      Average      Interest
                                                       Yield         Rate
Class                                               -----------   -----------
Year    Identity of Issue    Contract Description   1996   1995   1996   1995
----- ---------------------  ---------------------- -------------------------
1992  Continental Assurance  Group Annuity Contract
        Company (CNA)          GP-12787, deposit
                               administration
                               account              7.33%  7.38   7.35   7.35

1991  Continental Assurance  Group Annuity Contract
        Company                GP-12692, deposit
                               administration
                               account              8.33*  8.26*  8.30*  8.30*

      Provident National     Group Annuity Contract
        Assurance (PNA)        GC-027-05048,
                               deposit
                               administration
                               account              8.33*  8.26*  8.30*  8.30*

1990  Travelers Insurance    Group Annuity Contract
        Company                GR-15505, deposit
                               administration
                               account                 -   9.11      -   9.10
-----------------------------------------------------------------------------
*The average yields and crediting interest rates for the 1991 Class Year are the combined yields for Group Annuity Contracts GP-12692 and GC-027-05048.


The crediting interest rates, determined by each insurance company, are guaranteed over their respective six-year contract terms. However, the effective rates of interest for each contract year may be different. The contracts may be discontinued as of any date the Plan has failed to qualify, or continue to qualify, under Section 401(a) of the Internal Revenue Code of 1986 as amended, or if the Plan is terminated. Also, the Company may discontinue the contracts by giving written notice.

The final year of the Travelers Insurance Company Group Annuity Contract GR-15505 terminated July 1, 1996, and the balance, approximately $86.5 million, was transferred from Fund D to Fund F, causing the net assets available for benefits in Fund F to more than double between year-ends 1995 and 1996.


Note 6--Class Year Accounts

A breakdown of Fund D (Investment Contracts Fund)--Deposit
Administration Account by Class Year at December 31 follows:

                              Thousands
                             of Dollars
                           ------------
                             Net Assets
                              Available         Number       Unit
                           for Benefits       of Units     Values
                           --------------------------------------
1996
----
  1992                         $ 23,656     10,259,372     2.3058
  1991                          131,829     44,731,562     2.9471
  1990                                -              -          -
-----------------------------------------------------------------
                               $155,485
=================================================================

1995
----
  1992                         $ 23,622     10,995,307     2.1484
  1991                          134,496     49,438,453     2.7205
  1990                          127,782     36,686,402     3.4831
-----------------------------------------------------------------
                               $285,900
=================================================================


Note 7--Loan Fund

Since July 1, 1993, the Plan has allowed loans to active employees or parties-in-interest from their accounts. The minimum loan is $1,000, and generally the maximum is the lesser of $50,000 or half a participant's vested account. The loans may extend for up to 60 months (180 months for a home loan) with a rate of interest equal to the national prime lending rate, as determined on the last valuation date of the previous month.
No more than one home loan and two regular loans may be outstanding at any given time.

Loan payments and interest are repaid to the borrowing participant's accounts through the Loan Fund, which records the outstanding loans and related transactions. Generally, repayments are allocated to Funds A, B, E or F based on a participant's regular deposits investment direction, except that funds borrowed from Fund C are repaid only to Fund C. For the periods ended December 31, the total of loans made by fund of origin, principal repaid, and aggregate outstanding loan balances were:

                                 Thousands of Dollars
                    ---------------------------------------------
Fund                   A      B     C     D     E      F    Total
                    ---------------------------------------------

Period ended
December 31, 1996
-----------------
Loans Outstanding
  at December 31,
  1995                                                    $18,868
Participant Loans   $396  8,137   179   311   841  1,035   10,899
Principal Repaid     108  6,560   173     -   244    928    8,013
Distributions to
  Participants                                                730
-----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1996                                                    $21,024
=================================================================

Period ended
December 31, 1995
-----------------
Loans Outstanding
  at December 31,
  1994                                                    $17,837
Participant Loans   $549   5,588   963   513   350   480    8,443
Principal Repaid      95   5,917   231     -   181   268    6,692
Distributions to
  Participants                                                720
-----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1995                                                    $18,868
=================================================================

Note 8--Allocation of Deposits and Earnings from Temporary
          Investment Fund

Allocation of deposits and earnings from the Temporary Investment Fund to other investment funds represents the allocation of employee deposits and before-tax contributions made first to the Temporary Investment Fund, with related earnings thereon. A breakdown of the allocation for each of the periods follows:

                                     Thousands of Dollars
                             ------------------------------------
                             Fund A    Fund B    Fund E    Fund F
                             ------------------------------------
December 31, 1996
-----------------
Employee deposits            $  602    11,721     1,848     1,526
Before-tax contributions        525    15,146     2,293       876
Interest and dividends            5       109        44        52
-----------------------------------------------------------------
                             $1,132    26,976     4,185     2,454
=================================================================

December 31, 1995
-----------------
Employee deposits            $  610    11,770     1,755     1,730
Before-tax contributions        504    14,268     1,864       965
Interest                          3        12        79        75
-----------------------------------------------------------------
                             $1,117    26,050     3,698     2,770
=================================================================

December 31, 1994
-----------------
Employee deposits            $  746    11,983     1,926     1,774
Before-tax contributions        584    13,932     1,841       956
Interest                          3        17        51        43
-----------------------------------------------------------------
                             $1,333    25,932     3,818     2,773
=================================================================


Note 9--Credit Facility

Effective July 14, 1993, the Plan established a 364-day
$50 million revolving credit facility with NationsBank of Texas, N.A., for the purpose of financing net Funds B and C distributions, participant loans from the Plan, or transfers of participants' interests to other funds of the Plan. The interest rate may not exceed the Eurodollar interbank offered rate plus
 .25 percent. Effective June 17, 1994, this credit facility was reduced to $25 million. The Plan Trustee requested that the credit facility be renewed for this reduced amount for an additional year. On July 12, 1995, the credit facility was renewed for another year, but at December 31, 1995, no portion of this credit facility was outstanding.

In 1995, the Department of Labor issued the Company a Prohibited Transaction Exemption allowing the Plan to replace its existing bank credit facility with a new $25 million credit agreement between Phillips Petroleum Company and the Thrift Plan of Phillips Petroleum Company and Trust, effective March 15, 1996.

The agreement is used for the same purposes as the bank credit facility, which was canceled. The agreement requires no commitment fee. Borrowings are non-interest bearing, without recourse, and must be repaid within 31 days. There was no balance outstanding under this agreement at December 31, 1996.


Note 10--Transactions with Parties-in-Interest

During 1996, 1995 and 1994, the Plan received $23,461,000,
$24,471,000 and $24,213,000, respectively, in common stock dividends from the Company. Fees paid for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.


Note 11--Tax Status

The Internal Revenue Service (IRS) determined on November 30, 1995, that the Plan, as amended through June 23, 1994, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under
Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan. The Committee is not aware of any activity that would affect the qualified status of the Plan.

-----------------------------------------------------------------------------
Schedule of Assets Held                               Thrift Plan Of Phillips
for Investment Purposes                                     Petroleum Company
Line 27a                                         EIN 73-0400345, Plan No. 002


At December 31, 1996


                        Description of investment
Identity of issue,      including maturity date,
borrower, lessor,       rate of interest, collateral,    Historical   Current
or similar party        par or maturity value               Cost       Value
---------------------  --------------------------------  ----------  --------

Phillips Petroleum     Common stock, $1.25 par value,
  Company*               18,024,498 shares                $309,627    797,584
-----------------------------------------------------------------------------

The Vanguard Group*    1,656,699.834 units, Vanguard
                         Index Trust 500 Portfolio         103,118    114,578

                       7,605,516.349 units, Vanguard
                         Bond Index-Total Bond Market
                         Portfolio                          73,758     74,837

                       158,913,872.72 units, Vanguard
                         Money Market Reserves-Prime
                         Portfolio                         158,914    158,914
-----------------------------------------------------------------------------
                                                           335,790    348,329
-----------------------------------------------------------------------------

Thrift Plan of         Loans to Plan participants at
  Phillips Petroleum     6% - 9%
  Company                                                        -     21,024
-----------------------------------------------------------------------------

Travelers Insurance    Group Annuity Contract GR-1966A,
  Company*               deferred settlement account           470        470

Continental Assurance  Group Annuity Contract GP-12692,
  Company*               deposit administration account     67,098     67,098

                       Group Annuity Contract GP-12787,
                         deposit administration account     23,656     23,656

Provident National     Group Annuity Contract
  Assurance Company*     GC-027-05048, deposit
                         administration account             64,731     64,731
-----------------------------------------------------------------------------
                                                           155,955    155,955
-----------------------------------------------------------------------------
                                                          $801,372  1,322,892
=============================================================================
*Party-in-interest

--------------------------------------------------------------------------------
Schedule of Reportable Transactions                      Thrift Plan of Phillips
Line 27d                                                       Petroleum Company
Series of Transactions                                  EIN 73-0400345, Plan 022


Year Ended December 31, 1996


                       Total      Total
                       number of  number                             Gain or
                       purchases  of sales                           (loss) as a
Identity of party      during     during                             result of
involved and           the plan   the plan  Value of     Value       trans-
description of asset   year       year      purchases*   of Sales*   actions
---------------------- ---------  --------  -----------  ----------- -----------
Bankers Trust Company,
  BT Pyramid
  Government
  Securities Cash
  Fund                    113        95     $98,655,366  108,012,028           -

Phillips Petroleum
  Company, Common
  Stock                    22        39      19,761,791   72,605,820  43,333,166

Bankers Trust Company,
  BT Pyramid
  Discretionary Cash
  Fund                     23        20      29,095,652   95,359,823           -

Bankers Trust Company,
  BT Pyramid Large
  Capitalization
  Equity Index Fund         8         5      14,760,597   91,757,478  24,003,456

BZW Barclays Global
  Investors,
  Government/Corporate
  Bond Index Fund E         5         8       4,075,754   76,630,698  11,527,496

The Vanguard Group,
  Vanguard Money Market
  Reserves-Prime
  Portfolio               266       212     274,844,939  114,387,265           -

The Vanguard Group,
  Vanguard Bond Index-
  Total Bond Market
  Portfolio                98        94      82,807,478    9,073,129      23,194

The Vanguard Group,
  Vanguard Index Trust
  500 Portfolio            99        91     113,581,032   11,196,834     733,363
--------------------------------------------------------------------------------
*This is also the current value at time of transaction.

------------------------------------------------------------------------------
Schedule of Reportable Transactions                    Thrift Plan of Phillips
Line 27d                                                     Petroleum Company
Individual Transactions                               EIN 73-0400345, Plan 022


Year Ended December 31, 1996


Identity of
party
involved and                                            Current
description   Selling    Purchase           Cost of     value       Net gain/
of asset      price      price    Expenses  asset       of asset    (loss)
------------- ---------- -------- --------  ----------- ----------  ----------
Bankers Trust
  Company, BT
  Pyramid
  Large
  Capital-
  ization
  Equity
  Index
  Fund        $1,478.495             Net   $67,280,791  91,111,338  23,830,547

Bankers Trust
  Company, BT
  Pyramid
  Discret-
  ionary
  Cash Fund         1.00             Net    91,059,544  91,059,544           -

BZW Barclays
  Global
  Investors,
  Government/
  Corporate
  Bond Index
  Fund E          12.060             Net    62,600,288  73,605,416  11,005,128

The Vanguard
  Group, Van-
  guard Bond
  Index-Total
  Bond Market
  Portfolio                  9.69    Net    73,605,416  73,605,416           -

The Vanguard
  Group, Van-
  guard Money
  Market
  Reserves-
  Prime
  Portfolio*                 1.00    Net    91,432,292  91,432,292           -

The Vanguard
  Group, Van-
  guard Money
  Market
  Reserves-
  Prime
  Portfolio**                1.00    Net    86,547,675  86,547,675           -

The Vanguard
  Group, Van-
  guard Index
  Trust 500
  Portfolio                 61.31    Net    91,095,800  91,095,800           -
------------------------------------------------------------------------------
 *Initial purchase May 1, 1996, resulting from transfer of the assets of
  Fund F from Bankers Trust to Vanguard.
**The Travelers Company Group Annuity Contract GR-15505 terminated July 1,
  1996, and the balance was transferred to Fund F.

                                                        Exhibit 1




                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-50134) pertaining to the Thrift Plan of Phillips Petroleum Company and in the related Prospectus of our report dated June 25, 1997, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                  /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP
Tulsa, Oklahoma
June 25, 1997